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                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement") dated as of August 29, 1996 by and among

Landmark Graphics Corporation ("Landmark") and James A. Downing II ("Downing").

                               R E C I T A L S:
                               - - - - - - - -

     Halliburton Company ("Halliburton") is acquiring all of the stock of Landmark through merger (the "Merger") with one of its wholly-owned subsidiaries; and

     Downing is currently Vice President of Landmark; and

     Downing and Landmark have entered into a Change in Control Agreement dated October 19, 1995 (the "CIC Agreement") concerning his employment and compensation; and

     Landmark and Halliburton desire to retain the services and assistance of Downing as a stand-by employee for a period of time after consummation of the acquisition of Landmark by Halliburton; and

     Downing is willing to provide such stand-by services and assistance to Landmark for the consideration and upon the terms herein set forth; and

     Landmark and Downing wish to enter an agreement concerning complete settlement and satisfaction of amounts and benefits payable or due Downing pursuant to the CIC Agreement.

     To evidence their understanding and agreement, Landmark and Downing desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the recitals and for other good and valuable consideration, receipt and sufficiency of which are acknowledged, it is hereby covenanted and agreed by and among the parties as follows:

     1.   Continuation of Current Services; Subsequent Employment: Prior to the
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Effective Time (as hereafter defined), Downing shall continue to serve in the capacity of Vice President of Landmark for the compensation and with Employee Benefits (as defined in the CIC Agreement) at the same level as at the present time. Thereafter, Landmark hereby retains and engages Downing as an employee to provide services and advice during the Employment Period (as hereinafter defined), subject to the further terms and conditions of this Agreement. Downing hereby agrees to provide such services prior to and during the Employment Period, subject to the further terms and conditions of the Agreement.

     2.   Employment Term: The employment period ("Employment Period") shall
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commence upon the next business day following the effective time of the Merger
("Effective Time") ("Employment Commencement Date") and shall end on the earlier of (i) the period ended five days after publication by Halliburton of its earnings release or financial statements which include
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30 days of operations of the combined entity to end the period required for a pooling of interest by Halliburton and Landmark or (ii) such earlier date, if any, as may be selected by Downing, provided he gives five days' written notice thereof to Landmark ("Employment Termination Date"). Effective as of the Employment Commencement Date Downing shall cease to hold the position of Vice President of Landmark.

     3. Employment Duties and Services: During the Employment Period Downing
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shall make himself available, in person or by telephone, to provide advice and services to assist with the integration of Landmark with Halliburton following the consummation of the Merger, as may be reasonably requested from time to time by the Chief Executive Officer of Landmark. The services to be provided shall be commensurate with Downing's background and experience as the former vice president of Landmark (such duties and services are hereinafter sometimes referred to as "Employment Services"). In providing the Employment Services, Downing shall not be called upon to travel excessively or remain apart from his principal place of residence (which is presently in Austin, Texas and may be changed by Downing at any time in his sole discretion) for unreasonably extended periods. Employment Services may be performed at the location of Downing's choice, which may include his residence or Landmark's offices located in Austin or Houston, Texas. In no event, however, shall Downing be required to render Employment Services hereunder, which, in the good faith opinion of Downing, interfere with any employment duties Downing may have with a successor employer. All Employment Services provided by Downing hereunder shall be in the capacity of a common law employee of Landmark, and in connection therewith Downing shall be subject to the direction of the Chief Executive Officer of Landmark with respect to both the manner in which he performs his duties hereunder and the results to be accomplished thereby.

     4. Compensation and Benefits: In addition to the compensation and Employee
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Benefits provided for in paragraph 1 hereof, for and in consideration of the agreement by Downing to provide the Employment Services and to be available to perform such services Landmark hereby agrees to prove the following compensation:

        (a) During the Employment Period, Downing shall be paid $4166.67 on a semi-monthly basis, in arrears.

        (b) During the Employment Period, Downing shall be provided the same Employee Benefits (as defined in the CIC Agreement) that Downing will be entitled to receive under the CIC Agreement if his employment terminated thereunder at the Effective Time. Not in limitation of the forgoing, Downing's employment during the Employment Period shall be credited for purposes of vesting under Landmark's 401(k) plan.

        (c) Employee Benefits only (as defined in the CIC Agreement) will be provided to Downing until February 1, 1999.

     5. Office and Secretary: During the Employment Period, Downing shall be
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provided with appropriate office space and secretarial assistance as may be needed to perform the Employment Services.
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     6. Expenses: Downing shall be promptly reimbursed for (a) all reasonable
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business expenses incurred in performing the Employment Services, in accordance with any policies of Landmark with respect to such reimbursement and
(b) fees and expenses incurred in connection with the CIC Agreement and this Agreement.

     7. Scope of Agreement: (a) This Agreement constitutes the entire
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understanding of the parties with respect to the Employment Services and compensation and Employee Benefits to be paid to or in respect of Downing during the Employment Term. This Agreement does not supersede, override, replace or impact any Employee Benefit of Landmark as such may apply to Downing, except as is specifically provided for herein. The terms and conditions (i) of any stock options granted to Downing by Landmark, (ii) any restricted stock grant to Downing by Landmark, and (iii) except as provided in subparagraph (b) hereof, the CIC Agreement between Downing and Landmark are not modified, amended or superseded by this Agreement.

        (b) Notwithstanding the continuation of Downing's employment after the consummation of the Merger as contemplated hereby, it is specifically agreed that the title, job description and level of responsibility contemplated hereby shall constitute a "good reason" as contemplated by the CIC Agreement and that the termination of Downing's employment for any reason, including death, at any time after the Merger and at or prior to the termination of the Employment Period shall be deemed to constitute a termination by Downing pursuant to
Section 4(b)(ii) of the CIC Agreement and Downing (or his designated beneficiary, as the case may be) shall be paid by Landmark, on such termination $373,751 less any applicable withholding taxes. However, it is agreed and acknowledged by Landmark that such payment is not an "excess parachute payment", as defined in Section 280G of the Internal Revenue Code.

        (c) Upon payment by Landmark to Downing of such $373,751, Landmark shall have no further obligation under Section 5 of the CIC Agreement, or otherwise, to provide Downing with any severance benefits, payments or other amounts by reason of Downing's termination of employment by Landmark, except for Employee Benefits (as defined in the CIC Agreement) that Downing will receive until February 1, 1999.

     8. Successors: (a) This Agreement is personal to Downing and without the
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prior written consent to Landmark shall not be assignable by Downing. This
Agreement shall inure to the benefit of and be enforceable by Downing's heirs, executors and other legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon Landmark and may be assigned to a successor only as described in paragraph 8(c).

        (c) Landmark will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Landmark to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Landmark would be required to perform it if no such succession had taken place.
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     9. Release: Except as expressly provided herein, Downing agrees to
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release, acquit and discharge and does hereby release, acquit and discharge
Landmark, its subsidiaries and affiliates and their predecessors including all companies previously acquired by Landmark and their directors, officers, employees and agents, past and present (collectively "Landmark Parties" or individually "Landmark Party"), individually and collectively, from all claims for salary, compensation, commissions, severance pay, benefits, expenses, actual and compensatory damages, exemplary damages, interest, attorneys' fees, costs, and any form of declaratory or injunctive relief. This release includes but is not limited to all claims arising from, attributable to, Downing's employment and the termination thereof with any Landmark Party, including, but not limited to, any claims of age discrimination under the Age Discrimination in Employment Act of 1967, as amended, and any other state or federal statute, regulation or the common law (contract, tort or other), which relate to his employment or termination of the employment by any Landmark Party. This release also applies to any claims brought by any person or agency or any class action under which Downing may have any right or benefit. Further, Downing promises never to file a lawsuit asserting any claims that are released by Downing and further promises not to accept any recoveries or benefits which may be obtained on Downing's behalf by any other person or agency or any class action. Downing acknowledges that he is aware of any rights he may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act and the Texas Commission on Human Rights Act, and understands and agrees that any and all claims based on such rights under these various statutes are among those Downing is releasing and waiving as part of this Agreement.

     10. Miscellaneous: (a) This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.

         (b) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (c) This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.

         (d) All notices and other communications hereunder shall be in writing and shall be given by telecopy or facsimile transmission with receipt confirmed, by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, addressed to the addresses and facsimile numbers set forth on the signature page hereof or to such other address as either party shall hereafter furnish to the other in writing. Notices to Landmark shall be to the attention of the Chief Executive Officer. Notices and communications shall be effective when actually received by the addressee.

         (e) The invalidity or unenforceability of any provision of the agreement shall not affect the validity or enforceability of any other provision of this Agreement.






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           (f) Downing's or Landmark's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right Downing or Landmark may have hereunder shall not be deemed to be a waiver of such provisions or right or any other provision or right of this Agreement.

           (g) This Agreement shall become effective as of the date hereof.

           IN WITNESS WHEREOF, the parties have executed this Agreement, which shall be effective as of the date first written above.


JAMES A. DOWNING II                     LANDMARK GRAPHICS CORPORATION

/S/ JAMES A. DOWNING II                 /S/ DANIEL L. CASACCIA
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By: James A. Downing II                 By: Daniel L. Casaccia
                                        Title: Vice President - Human Resources